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                                                                     EXHIBIT 5.1

                                 April 17, 2003

Amkor Technology, Inc.
1345 Enterprise Drive
West Chester, PA 19380

      Re: Registration Statement on Form S-8/Amkor Technology, Inc. 401K Plan and Amkor Technology, Inc. Employee Stock Purchase Plan

Ladies and Gentlemen:

      At your request, we are rendering this opinion in connection with the proposed issuance of an aggregate of 1,500,000 shares of common stock (the "Common Stock") of Amkor Technology, Inc., a Delaware corporation (the "Company"), pursuant to the Amkor Technology, Inc. 401K Plan (the "401K Plan") and the Amkor Technology, Inc. Employee Stock Purchase Plan (together with the 401K Plan, the "Plans").

      We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

      Based on such examination, we are of the opinion that the 1,500,000 shares of Common Stock to be issued by the Company pursuant to the Plans after the filing of this Registration Statement on Form S-8 (the "Registration Statement") are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati

                                            WILSON SONSINI GOODRICH & ROSATI,
                                            Professional Corporation